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                                                                                         Exhibit FS-2
                                                                                         Financial Statements
                                                                                         Page 1 of 1

                                    THE CINCINNATI GAS & ELECTRIC COMPANY

                          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                                    TWELVE MONTHS ENDED JUNE 30, 1995

                                                                         Pro Forma
                                                           Actual       Adjustments     Pro Forma
                                                        ------------   -------------   ------------
                                                                      (in thousands)
          OPERATING REVENUES
              Electric                                  $  1,369,201                   $ 1,369,201
              Gas                                            383,868                       383,868
                                                        ------------                   -----------
                                                           1,753,069                     1,753,069
                                                        ------------                   -----------
          OPERATING EXPENSES
              Fuel used in electric production               332,578                       332,578
              Gas purchased                                  192,327                       192,327
              Purchased and exchanged power                   30,818                        30,818
              Other operation                                333,300                       333,300
              Maintenance                                     98,987                        98,987
              Depreciation                                   158,080   $        (936)      157,144
              Amortization of phase-in deferrals               2,273                         2,273
              Post-in-service deferred
                 operating expenses -- net                     3,290                         3,290
              Income taxes                                   107,022             454       107,476
              Taxes other than income taxes                  199,231                       199,231
                                                        ------------   -------------   -----------
                                                           1,457,906            (482)    1,457,424
                                                        ------------   -------------   -----------
          OPERATING INCOME                                   295,163             482       295,645
                                                        ------------   -------------   -----------
          OTHER INCOME AND EXPENSES - NET
              Allowance for equity funds
                 used during construction                      1,956                         1,956
              Phase-in deferred return                         8,161                         8,161
              Income taxes                                     5,913                         5,913
              Other - net                                     (6,455)                       (6,455)
                                                        ------------                   -----------
                                                               9,575                         9,575
                                                        ------------   -------------   -----------
          INCOME BEFORE INTEREST                             304,738             482       305,220
                                                        ------------   -------------   -----------
          INTEREST
              Interest on long-term debt                     144,609            (361)      144,248
              Other interest                                   3,376                         3,376
              Allowance for borrowed funds used during
                 construction                                 (3,547)                       (3,547)
                                                        ------------   -------------   -----------
                                                             144,438            (361)      144,077
                                                        ------------   -------------   -----------
          NET INCOME                                         160,300             843       161,143

          PREFERRED DIVIDEND REQUIREMENT                      21,449                        21,449
                                                        ------------   -------------   -----------
          INCOME APPLICABLE TO COMMON STOCK             $    138,851   $         843   $   139,694
                                                        ============   =============   ===========
















                       The Pro Forma Adjustments are shown on Exhibit FS-4 of this filing.
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